ALLNEWSCO, INC.

                                                  PROMISSORY NOTE


                                                            Issued April 5, 1991
$20,000,000                                           Amended as of July 1, 1998


     FOR VALUE RECEIVED, the undersigned, ALLNEWSCO, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to

                                    KTUL, LLC

                   or registered assigns, the principal sum of

                             TWENTY MILLION DOLLARS

due and payable on January 11, 2008 or on demand, with interest (computed on the basis of a 360- day year -- 30-day month) on the unpaid balance thereof accruing from and after January 11, 1998 at the rate of 11.06% per annum, payable semi-annually on the 11th day of July and January in each year, commencing July 11, 1998, until the principal hereof shall have become due and payable, provided that the unpaid balance of any principal or (to the extent permitted by law) interest which shall become due and payable shall bear interest, payable on demand, until paid at the rate equal to the greater of 12.06% per annum or the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate. At the election of the Company and with the written consent of KTUL, LLC any interest payment may instead be added to the principal of this Note on each July 11 and January 11 and such accrued interest added to the principal shall be considered part of the principal of this Note for purposes of the accrual of interest thereafter and all such interest shall be payable on such date as the principal shall become due and payable.

         Payments of both principal and interest are to be made at such place as the holder hereof shall designate to the Company in writing in lawful money of the United States of America.

         Each payment made pursuant to this Note shall be made without any set-off or counterclaim and without any restriction or condition against KTUL, LLC or against any Affiliate of the Company. KTUL, LLC may assign this Note without the consent of the Company.

         This Note may be prepaid in whole, or from time to time in part, at any time. Any such prepayment shall be applied to accrued and unpaid interest not added to the principal of this Note and then to the principal of this Note.



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         An Event of Default occurs if:


         (1) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the Default continues for a period of 90 days;

                  (2) the Company defaults in the payment of the principal on this Note when and as the same becomes due and payable at maturity, upon acceleration or otherwise;

                  (3) the Company pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors ("Bankruptcy Law"):

                           (i)     commences a voluntary case,

                           (ii consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due; or

                  (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company in an involuntary case,

                           (ii) appoints a Custodian of the Company or for all or substantially all of the property of the Company, or

                           (iii)  orders the liquidation of the Company;

          and the order or decree remains unstayed and in effect for 90 consecutive days.

          If an Event of Default, (other than an Event of Default specified in Clauses (3) and (4)) occurs and is continuing, the holder, by written notice to the Company, may declare this Note, including all unpaid principal of and any accrued and unpaid interest thereon, if any, to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (3) or (4) hereof occurs, this Note shall be due and payable immediately without further action or notice. The holder of this Note by written notice may rescind an acceleration and its consequences if the

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rescission  would not  conflict  with any judgment or decree and if all existing
Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.


         The Company waives diligence, presentment, notice of presentment, demand, protest and notice of any other kind.


                                                     ALLNEWSCO, INC.




                                                     By /S/ Stephen P. Gibson
                                                       _______________________
                                                            Stephen P. Gibson
                                                            Vice President





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